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               1ST STATE BANCORP, INC.
         2000 STOCK OPTION AND INCENTIVE PLAN



     1.   PURPOSE OF THE PLAN.

     The purpose of this Plan is to advance the interests of the Company through providing select key Employees and Directors of the Bank, the Company, and their Affiliates with the opportunity to acquire Shares. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentives to Directors and key Employees of the Company or any Affiliate to promote the success of the business.

     2.   DEFINITIONS.

     As used herein, the following definitions shall apply.

     (a) "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Company, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

     (b) "Agreement" shall mean a written agreement entered into in accordance with Paragraph 5(c).

     (c) "Awards" shall mean Options, unless the context clearly indicates a different meaning.

     (d)  "Bank" shall mean 1st State Bank.

     (e) "Board" shall mean the Board of Directors of the Company.

     (f) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (g) "Committee" shall mean the Stock Option Committee consisting of at least two Non-Employee Directors appointed by the Board in accordance with Paragraph 5(a) hereof, the Board.

     (h) "Common Stock" shall mean the common stock of the Company.

     (i)  "Company" shall mean 1st State Bancorp, Inc.

     (j) "Continuous Service" shall mean the absence of any interruption or termination of service as an Employee or Director of the Company or an Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company, in the case of transfers between payroll locations of the Company or between the Company, an Affiliate or a successor, or in the case of a Director's performance of services in an emeritus or advisory capacity.

     (k) "Date of Conversion" shall mean the date of the conversion of the Bank from mutual to stock form.

     (l) "Director" shall mean any member of the Board, and any member of the board of directors of any Affiliate that the Board has by resolution designated as being eligible for participation in this Plan.

     (m) "Disability" shall mean a physical or mental condition, which in the sole and absolute discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent a Participant from fulfilling his or her duties or responsibilities to the Company or an Affiliate.

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     (n)  "Effective Date" shall mean the date specified in
Paragraph 12 hereof.

     (o) "Employee" shall mean any person employed by the Company, the Bank, or an Affiliate.

     (p)  "Exercise Price" shall mean the price per Optioned
Share at which an Option may be exercised.

     (q) "ISO" shall mean an option to purchase Common Stock which meets the requirements set forth in the Plan, and which is intended to be and is identified as an "incentive stock option" within the meaning of Section 422 of the Code.

     (r) "Market Value" shall mean the fair market value of the Common Stock, as determined under Paragraph 8(b) hereof.

     (s) "Non-Employee Director" shall have the meaning provided in Rule 16b-3.

     (t) "Non-ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan but which is not intended to be and is not identified as an ISO.

     (u)  "Option" means an ISO and/or a Non-ISO.

     (v) "Optioned Shares" shall mean Shares subject to an Award granted pursuant to this Plan.

     (w)  [reserved]

     (x) "Participant" shall mean any person who receives an Award pursuant to the Plan.

     (y)  "Plan" shall mean this 1st State Bancorp, Inc. 2000
Stock Option and Incentive Plan.

     (z)  "Rule 16b-3" shall mean Rule 16b-3 of the General
Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     (aa) "Share" shall mean one share of Common Stock.

     (bb) [reserved]

     (cc) "Year of Service" shall mean a full twelve-month period, measured from the date of an Award and each annual anniversary of that date, during which a Participant has not terminated Continuous Service for any reason.

     3.   TERM OF THE PLAN AND AWARDS.

     (a) Term of the Plan. The Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated pursuant to Paragraph 14 hereof. No Award shall be granted under the Plan after ten years from the Effective Date.

     (b) Term of Awards. The term of each Award granted under the Plan shall be established by the Committee, but shall not exceed ten years; provided, however, that in the case of an Employee who owns Shares representing more than 10% of the outstanding Common Stock at the time an ISO is granted, the term of such ISO shall not exceed five years.

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     4.   SHARES SUBJECT TO THE PLAN.

          General Rule. Except as otherwise required under Paragraph 9, the aggregate number of Shares deliverable pursuant to Awards shall not exceed 316,312 Shares, which equals 10% of the Shares issued by the Company in connection with the Bank's conversion from mutual to stock form ("Conversion"). Such Shares may either be authorized but unissued Shares, Shares held in treasury or Shares held in a grantor trust created by the Company. If any Awards should expire, become unexercisable, or be forfeited for any reason without having been exercised, the Optioned Shares shall, unless the Plan shall have been terminated, be available for the grant of additional Awards under the Plan.

     5.   ADMINISTRATION OF THE PLAN.

     (a) Appointment of the Committee. The Plan shall be administered by the Committee. Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by the Board.

     (b) Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Awards, (ii) to determine the form and content of Awards to be issued in the form of Agreements under the Plan, (iii) to interpret the Plan,
(iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

     (c) Agreement. Each Award shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement.
 The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.
In particular, the Committee shall set forth in each Agreement
(i) the Exercise Price of an Option, (ii) the number of Shares subject to the Award, and its expiration date, (iii) the manner, time, and rate (cumulative or otherwise) of exercise or vesting of such Award, and (iv) the restrictions, if any, to be placed upon such Award, or upon Shares which may be issued upon exercise of such Award. The Chairman of the Committee and such other Directors and officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.

     (d) Effect of the Committee's Decisions. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

     (e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award, granted hereunder to the full extent provided for under the Company's governing instruments with respect to the indemnification of Directors.

     6.   GRANT OF OPTIONS.

     (a) General Rule. Only Employees and Directors shall be eligible to receive Awards. In selecting those Employees and Directors to whom Awards will be granted and the number of shares covered by such Awards, the Committee shall consider the position, duties and responsibilities of the eligible Employees and Directors, the value

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of their services to the Company and its Affiliates, and any
other factors the Committee may deem relevant.   Awards shall be
made at the discretion of the Committee.

     (b) Special Rules for ISOs. The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company or any present or future Affiliate of the Company) shall not exceed $100,000. Notwithstanding the foregoing, the Committee may grant Options in excess of the foregoing limitations, in which case Options granted in excess of such limitation shall be Non-ISOs.

     (c) Discounted Non-ISOs. Notwithstanding any provision of this Plan to the contrary, the Committee may, at the election of a Director or Employee selected by the Committee, grant Non-ISOs to such individual in lieu of cash compensation otherwise payable by the Company or the Bank. An individual's election pursuant to this Paragraph 6(c) shall be made prior to the calendar year for which such election will be deemed effective, and in accordance with regulations prescribed by the Committee. Elections shall be approved or disapproved in the discretion of the Committee and in accordance with the terms of the Plan. Changes to a Participant's election pursuant to this Paragraph 6(c) shall be prospective only. Pursuant to an election accepted and approved by the Committee, a Participant may elect to forego the receipt of cash compensation otherwise expected from the Company or the Bank and instead receive, as of the last day of the calendar year, Non-ISOs with an aggregate difference between the Market Value of the underlying shares and the Exercise Price (determined as of the first day of the calendar year) equal to the amount of cash compensation forgone by the Participant pursuant to an election covering the calendar year. Such Non-ISOs will be at all times fully exercisable following their date of grant, and shall otherwise be subject to the terms of the underlying Agreement and this Plan. In no event however, may a Non-ISO be granted pursuant to this Paragraph 6(c) with an Exercise Price which is less than 50% of the Market Value of the underlying shares on the date of grant.

     7.   EXERCISE PRICE FOR OPTIONS.

     (a) Limits on Committee Discretion. The Exercise Price as to any particular Option shall not be less than 100% of the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns Shares representing more than 10% of the Company's outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

     (b) Standards for Determining Exercise Price. If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market System) on the date in question, then the Market Value per Share shall be the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion.

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     8.   EXERCISE OF OPTIONS.

     (a) Generally. Options will vest as provided by the Committee in an Agreement. An Option shall become fully (100%) exercisable immediately upon termination of the Participant's Continuous Service due to the Participant's Disability or death. Vesting will accelerate to 100% upon a change in control. For this purpose, "change in control" shall mean (1) acquisition of the ownership, holding or power to vote more than 25% of the voting stock of the Bank or the Company, (2) acquisition of the control of the election of a majority of the Bank or the Company's directors, (3) the exercise of a controlling influence over the management or policies of the Bank or the Company by any person or by person acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (4) during any period of two consecutive years, individuals who at the beginning of such

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period constitute the Board of Directors of the Bank or the
Company (the "Company Board" and the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Company Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. The term "person" means an individual other than the Employee, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

     (b) Procedure for Exercise. A Participant may exercise an Option, subject to provisions relative to its termination and limitations on its exercise, only by (1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Stock owned for more than six months, or a combination of cash and Common Stock owned for more than six months, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at its executive offices. Common Stock owned for more than six months utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise. An Option may not be exercised for a Fractional Share.

     (c) Period of Exercisability. Except to the extent otherwise provided in the terms of an Agreement, an Option may be exercised by a Participant only while he is an Employee and has maintained Continuous Service from the date of the grant of the Option, or within one year after termination of such Continuous Service or Disability (but not later than the date on which the Option would otherwise expire), except if the Employee's Continuous Service terminates by reason of --

          (1) "Just Cause" which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Bank and/or the Company (and, in the absence of any such agreement, shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Participant's rights to exercise such Option shall expire on the date of such termination; or

          (2) death, then to the extent that the Participant would have been entitled to exercise the Option immediately prior to his death, such Option of the deceased Participant may be exercised within two years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution.

     (d) Effect of the Committee's Decisions. The Committee's determination whether a Participant's Continuous Service has ceased, and the effective date thereof, shall be final and conclusive on all persons affected thereby.

     (e) Mandatory Six-Month Holding Period. Notwithstanding any other provision of this Plan to the contrary, common stock of the Company that is purchased upon exercise of an Option may not be sold within the six-month period following the grant of that Option, except in the event of the Participant's death or Disability, or such other event as the Board may specifically deem appropriate.

     9.   EFFECT OF CHANGES IN COMMON STOCK SUBJECT TO THE PLAN.

     (a) Recapitalizations; Stock Splits, Etc. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Awards, and the Exercise Price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

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     (b)  Transactions in which the Company is Not the Surviving
Entity. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Awards, together with the Exercise Prices thereof, shall be equitably adjusted for any change or exchange of Shares for a different number or kind of shares or other securities which results from the Transaction.

     (c) Special Rule for ISOs. Any adjustment made pursuant to subparagraphs (a) or (b) hereof shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

     (d) Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Paragraph, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Award before the adjustment was made.

     (e) Other Issuances. Except as expressly provided in this Paragraph, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Awards or reserved for issuance under the Plan.

     (f) Certain Special Dividends. The Exercise Price and number of shares subject to outstanding Awards shall be proportionately adjusted upon the payment of a special large and nonrecurring dividend that has the effect of a return of capital to the stockholders, such that after the adjustment of each outstanding Award, the ratio of the Exercise Price to the value of the underlying Shares, and the aggregate difference between the Exercise Price and the value of the underlying Shares, is the same before and after payment of each such dividend.

     10.  NON-TRANSFERABILITY OF AWARDS.

     Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds Awards may transfer such Awards (but not ISOs) to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Awards so transferred may thereafter be transferred only to the Participant who originally received the grant or to an individual or trust to whom the Participant could have initially transferred the Awards pursuant to this Paragraph
10. Awards which are transferred pursuant to this Paragraph 10 shall be exercisable by the transferee according to the same terms and conditions as applied to the Participant.

     11.  TIME OF GRANTING AWARDS.

     The date of grant of an Award shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Award, and the Effective Date. Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonable time after the date of such grant.
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     12.  EFFECTIVE DATE.

     The Plan shall become effective immediately upon its approval by the Board, subject to approval by a favorable vote of stockholders owning at least a majority of the total votes eligible to be cast at a duly called meeting of the Company's stockholders held in accordance with applicable laws. No Awards may be made prior to approval
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of the Plan by the stockholders of the Company.

     13.  MODIFICATION OF AWARDS.

     At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Award, provided no such modification shall confer on the holder of said Award any right or benefit which could not be conferred on him by the grant of a new Award at such time, or impair the Award without the consent of the holder of the Award.

     14.  AMENDMENT AND TERMINATION OF THE PLAN.

     The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Awards, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Award, alter or impair any rights or obligations under any Award theretofore granted.

     15.  CONDITIONS UPON ISSUANCE OF SHARES.

     (a) Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Award unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed.

     (b) Special Circumstances. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

     (c) Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

     16.  RESERVATION OF SHARES.

     The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

     17.  WITHHOLDING TAX.

     The Company's obligation to deliver Shares upon exercise of Options shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that he already owns, having a value equal to the amount required to be withheld. The value of the Shares to be withheld, or delivered to the Company, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. The amount of the withholding requirement shall be the applicable statutory minimum federal, state or local income tax with respect to the award on the date that the amount of tax is to be withheld. As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

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     18.  NO EMPLOYMENT OR OTHER RIGHTS.

     In no event shall an Employee's or Director's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee, Director, or any other party to continue service with the Company, the Bank, or any Affiliate of such corporations. No Employee or Director shall have a right to be granted an Award or, having received an Award, the right to again be granted an Award. However, an Employee or Director who has been granted an Award may, if otherwise eligible, be granted an additional Award or Awards.

     19.  GOVERNING LAW.

     The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina, except to the extent that federal law shall be deemed to apply.

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